Exhibit 4.1

MBNA MASTER CREDIT CARD TRUST II

OMNIBUS AMENDMENT TO
SERIES SUPPLEMENTS


		THIS OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, dated as of April 2, 2003 (the "Amendment") is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

		WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement");

		WHEREAS the Seller and Servicer and the Trustee have executed certain supplements as described on Schedule 1 hereto (the "Supplements");

		WHEREAS the Seller and Servicer and the Trustee wish to amend the Supplements as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Supplements as follows:

SECTION 1.	Amendment to Section 2.  Section 2 of each
Supplement shall be and hereby is amended by adding the following definitions to such Section in alphabetical order:

"Monthly Interest Proxy Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the product of (a) the sum of the Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, to be paid on the Transfer Date or the Distribution Date, as applicable, occurring in such Monthly Period and (b) 1.50.

"Monthly Servicing Fee Proxy Amount" shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the Investor Servicing Fee calculated for the immediately preceding Monthly Period.

"Netting Conditions" shall mean each of the following conditions: (i) a Pay Out Event with respect to such Series shall not have occurred and be continuing and (ii) the Servicer shall have a long-term unsecured debt rating of not lower than investment grade provided by Standard & Poor's and Fitch; provided, that the Netting Condition in this clause (ii) will be deemed to be satisfied unless it is not satisfied for a period of five Business Days and such condition has not been waived in writing by each applicable Rating Agency or cured.

"Subordinated Principal Target Deposit Amount" shall mean, for any date of determination during any Monthly Period, an amount equal to the excess, if any, of (a) the sum of (i) the Monthly Interest Proxy Amount for such Monthly Period, plus (ii) if the Seller or The Bank of New York is not the Servicer, the Monthly Servicing Fee Proxy Amount for such Monthly Period, over
(b) the aggregate amount of Collections of Finance Charge Receivables allocated to the Investor Certificateholders for the preceding Monthly Period (unless the Servicer has reason to expect that Collections of Finance Charge Receivables allocated to the Investor Certificateholders for the current Monthly Period will be materially less, in which case, the amount calculated pursuant to clause (b) shall be such lesser amount).

SECTION 2.	Amendment to Section 4.05.  (a)  Subsection
4.05(a)(i) of each Supplement shall be and hereby is amended by deleting such Subsection in its entirety and inserting the following language in its place:

(i)	Deposit into the Finance Charge Account an amount
equal to the product of (y) the Investor Percentage on the Date of Processing of such Collections and (z) the aggregate amount of Collections of Finance Charge Receivables on such Date of
Processing. Funds deposited into the Finance Charge Account pursuant to this subsection 4.05(a)(i) shall be applied in accordance with Section 4.09.

	(b) Subsection 4.05(a)(ii) of each Supplement shall be and hereby is amended by deleting such Subsection in its entirety and inserting the following language in its place:

(ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, that, so long as the Netting Conditions are satisfied, after an aggregate amount up to the Subordinated Principal Target Deposit Amount has been deposited into the Principal Account pursuant to this subsection 4.05(a)(ii) or subsection 4.05(a)(iii) below, any amounts in excess thereof will be retained in the Collection Account and deposited into the Principal Account on the Transfer Date occurring in the next Monthly Period. Any amounts deposited into the Principal Account pursuant to this Subsection 4.05(a)(ii) will be applied first in accordance with Section 4.12 and then in accordance with subsection 4.09(d).

	(c) Subsection 4.05(a)(iii) of each Supplement shall be and hereby is amended by deleting such Subsection in its entirety and inserting the following language in its place:

(iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, that, so long as the Netting Conditions are satisfied, after an aggregate amount up to the Subordinated Principal Target Deposit Amount has been deposited into the Principal Account pursuant to this subsection 4.05(a)(iii) or subsection 4.05(a)(ii) above, any amounts in excess thereof will be retained in the Collection Account and deposited into the Principal Account on the Transfer Date occurring in the next Monthly Period. Any amounts deposited into the Principal Account pursuant to this Subsection 4.05(a)(iii) will be applied first in accordance with Section
4.12 and then in accordance with subsection 4.09(d).

SECTION 3.	Effectiveness.  The amendments provided for by
this Amendment shall become effective upon receipt by the Trustee of the following:

(a) Evidence of satisfaction of the Rating Agency
Condition.

(b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 3(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

(c) An Opinion of Counsel for the Seller addressed to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

(d) Counterparts of this Amendment, duly executed by the parties hereto.

SECTION 4.	Supplements in Full Force and Effect as
Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Supplements shall remain in full force and effect. All references to the Supplements in any other document or instrument shall be deemed to mean such Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Supplements, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Supplements, as amended by this Amendment, as though the terms and obligations of the Supplements were set forth herein.

SECTION 5.	Counterparts.  This Amendment may be executed
in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 6.	Governing Law.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.	Defined Terms and Section References.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Supplements, or if not therein, then in the Pooling and Servicing Agreement . All Section or subsection references herein shall mean Sections or subsections of the Supplements, except as otherwise provided herein.

		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer

						By:_/s/ Christopher A.
Halmy_____________
	   Name:	Christopher A. Halmy
	   Title:	First Vice President


						THE BANK OF NEW YORK,
						  Trustee


						By:_/s/ Jonathan
Farber___________________
	   					   Name: Jonathan Farber
						   Title: Assistant Treasurer


SCHEDULE 1
List of Supplements

Series 1995-A Supplement, dated as of March 22, 1995
Series 1995-C Supplement, dated as of June 29, 1995
Series 1996-B Supplement, dated as of March 26, 1996
Series 1996-E Supplement, dated as of May 21, 1996
Series 1996-G Supplement, dated as of July 17, 1996
Series 1996-J Supplement, dated as of September 19, 1996
Series 1996-K Supplement, dated as of October 24, 1996
Series 1996-M Supplement, dated as of November 26, 1996
Series 1997-B Supplement, dated as of February 27, 1997
Series 1997-C Supplement, dated as of March 26, 1997
Series 1997-D Supplement, dated as of May 22, 1997
Series 1997-G Supplement, dated as of June 18, 1997
Series 1997-H Supplement, dated as of August 6, 1997
Series 1997-I Supplement, dated as of August 26, 1997
Series 1997-J Supplement, dated as of September 10, 1997
Series 1997-K Supplement, dated as of October 22, 1997
Series 1997-O Supplement, dated as of December 23, 1997
Series 1998-B Supplement, dated as of April 14, 1998
Series 1998-C Supplement, dated as of June 24, 1998
Series 1998-D Supplement, dated as of July 30, 1998
Series 1998-E Supplement, dated as of August 11, 1998
Series 1998-F Supplement, dated as of August 26, 1998
Series 1998-G Supplement, dated as of September 10, 1998
Series 1998-J Supplement, dated as of October 29, 1998
Series 1999-A Supplement, dated as of March 25, 1999
Series 1999-B Supplement, dated as of March 26, 1999
Series 1999-C Supplement, dated as of May 18, 1999
Series 1999-D Supplement, dated as of June 3, 1999
Series 1999-F Supplement, dated as of August 3, 1999
Series 1999-G Supplement, dated as of July 29, 1999
Series 1999-H Supplement, dated as of August 18, 1999
Series 1999-J Supplement, dated as of September 23, 1999
Series 1999-L Supplement, dated as of November 5, 1999
Series 1999-M Supplement, dated as of December 1, 1999
Series 2000-A Supplement, dated as of March 8, 2000
Series 2000-C Supplement, dated as of April 13, 2000
Series 2000-D Supplement, dated as of May 11, 2000
Series 2000-E Supplement, dated as of June 1, 2000
Series 2000-F Supplement, dated as of June 23, 2000
Series 2000-G Supplement, dated as of July 20, 2000
Series 2000-H Supplement, dated as of August 23, 2000
Series 2000-I Supplement, dated as of September 8, 2000
Series 2000-J Supplement, dated as of October 12, 2000
Series 2000-K Supplement, dated as of November 21, 2000
Series 2000-L Supplement, dated as of December 13, 2000
Series 2001-A Supplement, dated as of February 20, 2001
Series 2001-B Supplement, dated as of March 8, 2001
Series 2001-C Supplement, dated as of April 25, 2001


(..continued)



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